Exhibit 4.5

Principal Officers:

Harry Jung, P. Eng.
President, C.E.O.

Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

LETTER OF CONSENT

TO: True Energy Trust

Dear Ladies and Gentlemen:

Re:                             Registration Statement on Form F-80

We hereby consent to the reference to our firm name and the use of our report dated February 27, 2006, evaluating the reserves attributable to the properties of True Energy Trust and the estimated future cash flows from such reserves, effective December 31, 2005, incorporated by reference in the information circular of Shellbridge Oil & Gas, Inc., filed as part of the Registration Statement on Form F-80 of True Energy Trust registering its Trust Units under the Securities Act of 1933, as amended.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

Neil I. Dell, P. Eng.

Vice-President

Dated: May 24, 2006

Calgary, Alberta

CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com